UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2022

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

 Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

 (441) 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of $0.18 each	SIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events
Share Repurchases

On January 21, 2022, Signet Jewelers Limited (the “Company”) engaged in two share repurchase actions, consistent with the Company’s stated capital strategy. Tenets of the Company’s capital strategy are: 1) investing in its business to drive growth in line with the Company’s overall business strategy; 2) ensuring adequate liquidity through a strong cash position and financial flexibility under its debt arrangements; and 3) returning excess cash to shareholders.

A summary of the share repurchase actions are as follows:

1.The Company entered into an accelerated share repurchase agreement (the “ASR Agreement”) with HSBC Bank USA, National Association (“HSBC”) to repurchase $250 million of the Company’s common stock. Under the terms of the ASR Agreement, the Company will make a payment of $250 million to HSBC and will receive an initial delivery of approximately 2,500,000 shares from HSBC on or around January 24, 2022. The total number of shares that the Company will repurchase under the ASR Agreement generally will be based on the average of the daily volume-weighted average prices of the Company’s common stock during the term of the ASR Agreement. Upon final settlement of the ASR Agreement, under certain circumstances, HSBC may be required to deliver additional shares of common stock to the Company, or, under certain circumstances, the Company may be required to make a cash payment or to deliver shares of its common stock to HSBC. Final settlement of the transactions under the ASR Agreement is expected to occur during the fiscal quarter ending April 30, 2022.

2.The Company also repurchased 258,644 shares in open market transactions at an average cost per share of $79.91 for a total of approximately $20.7 million. This transaction is part of the Company’s existing multi-year share repurchase authorization.

After consideration of both share repurchase actions, there will be approximately $413 million remaining under Signet's existing multi-year share repurchase authorization.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED

Date:	January 24, 2022	By:	/s/ Joan Hilson
		Name:	Joan Hilson
		Title:	Chief Financial and Strategy Officer